                                                                  RULE 424(B)(3)
                                               REGISTRATION STATEMENT 333-114733

                              PROSPECTUS SUPPLEMENT

                             DATED NOVEMBER 22, 2004

                                       TO

                          PROSPECTUS DATED MAY 14, 2004

                     ---------------------------------------

                            CATSKILL LITIGATION TRUST

                     ---------------------------------------

     This  Prospectus  Supplement,  dated November 22, 2004 (the  "Supplement"), supplements that certain Prospectus dated May 14, 2004 (the  "Prospectus"),  and should be read in conjunction with the Prospectus.

     On May 17,  2004,  August 18, 2004 and  November 12, 2004 we filed with the
Securities and Exchange Commission the attached Quarterly Reports on Form 10-QSB for the quarters  ended March 31, 2004,  June 30, 2004 and  September 30, 2004 ,
respectively.  The attached information supplements and supersedes, in part, the information  contained  in the  Prospectus.  Furthermore,  the section  entitled
"Selling Unitholders" is hereby amended in its entirety as follows:

                               SELLING UNITHOLDERS

     The following table sets forth the name of each of the selling unitholders, the number of units beneficially owned by each of the selling  unitholders,  the number of units that may be  offered  under  this  prospectus  and the number of units owned by each of the selling unitholders after the offering is completed.

     Beneficial  ownership is  determined  in  accordance  with the rules of the
Securities and Exchange  Commission and generally  includes voting or investment power with respect to securities.  To our knowledge,  except as set forth in the footnotes to this table and subject to applicable  community property laws, each person named in the table has sole voting and  investment  power with respect to the shares shown as beneficially owned by him or her.

                                                                                                      Beneficial Ownership
                                                                                                          After Offering
                                                                                                          --------------
                                              Number of Units          Maximum Number of Units
                                          Beneficially Owned Prior          to be Offered             Number
                          Name                  to Offering                  for Resale              of Units    Percent of Class
                          ----                  -----------                  ----------              --------    ----------------

Monticello Realty, L.L.C.                           5,732,261                  5,732,261                 0              --

                                                                                                      Beneficial Ownership
                                                                                                          After Offering
                                                                                                          --------------
                                              Number of Units          Maximum Number of Units
                                          Beneficially Owned Prior          to be Offered             Number
                          Name                  to Offering                  for Resale              of Units    Percent of Class
                          ----                  -----------                  ----------              --------    ----------------

Americas Tower Partners (1)                         6,599,294                  6,599,294                 0              --
Robert Berman                                       2,862,228                  2,862,228                 0              --
Avon Road Partners, LP                              1,080,880                  1,080,880                 0              --
Scott Kaniewski                                       129,624                    129,624                 0              --
Kaniewski Family LP                                   226,425                    226,425                 0              --
KFP Trust                                             274,358                    274,358                 0              --
Philip Berman                                         249,697                    249,697                 0              --
Brian Nastruz                                          10,016                     10,016                 0              --
Paul deBary (2)                                       135,581                    135,581                 0              --
Gunther Arzberger                                      22,597                     22,597                 0              --
Bill Bard                                              22,597                     22,597                 0              --
Shlomo Ben-Hamoo                                        2,260                      2,260                 0              --
Daryl Cramer                                            5,649                      5,649                 0              --
Kenneth Cramer                                         11,298                     11,298                 0              --
Philip Datloff                                        135,581                    135,581                 0              --
Stephen Goldenberg                                     37,285                     37,285                 0              --
Leonard Parker                                         22,597                     22,597                 0              --
Burt Bloom                                             11,298                     11,298                 0              --
Steven Schwimmer                                       11,298                     11,298                 0              --
Bruce Rosen                                            22,597                     22,597                 0              --
Richard Rose                                           67,790                     67,790                 0              --
Kimi Sato                                              22,597                     22,597                 0              --
Robin Rose                                             67,790                     67,790                 0              --
Clifford Ehrlich                                      250,512                    250,512                 0              --
Fox-Hollow Lane, LLC                                  182,191                    182,191                 0              --
Shamrock Strategies, Inc.                              22,774                     22,774                 0              --

     (1)  NYL Development Corporation,  NYL Limited Partners Limited Partnership
          and  Americas  Tower  Limited  Partners  Limited  Partnership  are the
          general   partners  of  Americas  Tower   Partners.   NYL  Development
          Corporation  is indirectly  owned by Joseph E.  Bernstein and Ralph J.
          Bernstein.  Joseph E.  Bernstein  and Ralph J.  Bernstein are the sole general partners of NYL Limited Partners Limited Partnership, which is the sole general  partner of Americas Tower Limited  Partners  Limited
          Partnership.  As a result,  Joseph E. Bernstein and Ralph J. Bernstein jointly hold  investment and voting power over the units being offered by Americas  Tower  Partners.  Joseph E.  Bernstein  is one of our two
          co-trustees.
     (2)  Paul A. deBary is one of our two co-trustees.

     Our  registration  of the  units  included  in  this  prospectus  does  not necessarily  mean that each of the selling  unitholders  will opt to sell any of the units offered in this  prospectus.  The units covered by this prospectus may be sold from time to time by the selling  unitholders so long as this prospectus remains in effect.

     All  provisions  of  the  Prospectus  not  specifically   amended  by  this
Supplement remain in full force and effect.

                                       2

     Please insert this  Supplement  into your  Prospectus  and retain both this
Supplement and the Prospectus for future reference. If you would like to receive a copy of the  Prospectus,  as  supplemented  to date,  please write to Catskill
Litigation  Trust at c/o  Christiana  Bank & Trust  Company,  1314 King  Street,
Wilmington, Delaware 19801or call (302) 888-7400.

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 10-QSB
(Mark one)

/X/  QUARTERLY REPORT UNDER SECTION 13 OR 15(D)
     OF THE SECURITIES EXCHANGE ACT OF 1934

     For the quarterly period ended March 31, 2004

/ /  TRANSITION REPORT UNDER SECTION 13 OR 15(D)
     OF THE EXCHANGE ACT

     For the transition period from __________ to __________

                        Commission file number 333-112603

                            CATSKILL LITIGATION TRUST
                            -------------------------
 (Exact Name of Small Business Issuer as Specified in Its Declaration of Trust)

          DELAWARE                                        16-6547621
------------------------------------        ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)
                       C/O CHRISTIANA BANK & TRUST COMPANY
                                1314 King Street
                           Wilmington, Delaware 19801
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (302) 888-7400
--------------------------------------------------------------------------------
                (Issuer's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------
(Former Name, Former Address and Former  Fiscal  Year,  if  Changed  Since  Last
Report)

Check whether the issuer (1) filed all reports required to be filed by   Section
  13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such  reports),  and  (2)  has been subject to such filing  requirements for the past 90 days.
                                                                 Yes /X/  No / /

 As of May 14, 2004, 22,702,896 Units of beneficial interest were outstanding.

      Transitional Small Business Disclosure Format (check one): Yes /X/  No / /

================================================================================

                            CATSKILL LITIGATION TRUST

                                   FORM 10-QSB

                                      INDEX

              PART I - FINANCIAL INFORMATION                                Page

ITEM 1. CONDENSED FINANCIAL STATEMENTS

Condensed Balance Sheet as of March 31, 2004 (unaudited)                      3

Condensed Statement of Operations for the period January 12,2004
(Date of Inception) to March 31, 2004 (unaudited)                             4

Condensed  Statement  of Cash Flows for the period  January  12,
2004 (Date of Inception) to March 31, 2004 (unaudited)                        5

Notes to Condensed Financial Statements                                      6-8

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS
OR PLAN OF OPERATION                                                        9-10

ITEM 3.  CONTROLS AND PROCEDURES                                              11

              PART II - OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS                                                    12

ITEM 2.  CHANGES IN SECURITIES AND SMALL BUSINESS
ISSUER PURCHASES OF EQUITY SECURITIES                                         12

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K                                  12-13

   SIGNATURES                                                                 13

                                       2

                         PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                            CATSKILL LITIGATION TRUST
                                  BALANCE SHEET
                                 March 31, 2004
                                   (Unaudited)

ASSETS                                                          $      -

LIABILITIES AND TRUST DEFICIENCY
Current Liabilities:
     Accrued legal and administrative expenses                  $127,507
                                                                --------

Total Current Liabilities                                        127,507
                                                                --------
Trust Deficiency:
     Units of Beneficial Interest authorized
     22,702,896; issued and outstanding 22,702,896                     -
     Accumulated deficit                                        (127,507)
                                                                --------
Total Trust Deficiency                                          (127,507)
                                                                --------
TOTAL LIABILITIES AND TRUST DEFICIENCY                          $      -
                                                                ========

   The accompanying notes are an integral part of these financial statements.

                                       3

                            CATSKILL LITIGATION TRUST
                             STATEMENT OF OPERATIONS
               For the period January 12, 2004 (Date of Inception)
                                to March 31, 2004
                                   (Unaudited)

General and Administrative Expenses:
Litigation Trustee Fees                                      $  26,130
Administrative Trustee Fees                                      6,000
Consulting Fees                                                  6,000
Legal Fees                                                      71,204
Accounting Fees                                                 17,183
Other                                                              990
                                                            -----------
Total General and Administrative Expenses                      127,507
                                                            -----------
Net Loss                                                     $(127,507)
                                                            ===========

Loss per unit outstanding                                       ($0.01)
                                                            ==========

Weighted average units outstanding                          22,702,896
                                                            ==========

   The accompanying notes are an integral part of these financial statements.

                                       4

                            CATSKILL LITIGATION TRUST
                             STATEMENT OF CASH FLOWS
               For the period January 12, 2004 (Date of Inception)
                                to March 31, 2004
                                   (Unaudited)

OPERATING ACTIVITIES:
Net Loss                                                   ($127,507)
Adjustments to reconcile net loss
to net cash provided by operations:
Increase in accrued legal and administrative expenses        127,507
                                                            --------
Net cash provided by operating activities                          -
                                                            --------
Cash flow from investing activities                                -
                                                            --------
Cash flow from financing activities                                -
                                                            --------
Cash-beginning of period                                           -
                                                            --------
Cash-end of period                                          $      -
                                                            ========

   The accompanying notes are an integral part of these financial statements.

                                       5

CATSKILL LITIGATION TRUST

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1 - THE TRUST

         The  Catskill  Litigation  Trust is a  Delaware  statutory  trust  (the
         "Litigation Trust") formed by Empire Resorts,  Inc. ("Empire Resorts"),
         Monticello Raceway Management,  Inc. ("Monticello Raceway Management"),
         Monticello Casino  Management,  LLC ("Monticello  Casino  Management"),
         Monticello  Raceway  Development   Company,  LLC  ("Monticello  Raceway
         Development")  and Mohawk  Management,  LLC ("Mohawk  Management").  On
         January 12, 2004,  22,702,896 units of beneficial  interest were issued to the members and stockholders of those entities. At that time, Empire
         Resorts,   Catskill  Development,   L.L.C.  ("Catskill   Development"),
         Monticello Raceway Management,  Mohawk Management, Joseph E. Bernstein,
         Paul A. deBary (Messrs.  Bernstein and deBary are hereinafter  referred to as the "Litigation  Trustees") and Christiana Bank and Trust Company
         (the "Administrative Trustee") entered into the Declaration of Trust of
         Catskill Litigation Trust (the "Declaration of Trust").

         In the Declaration of Trust, Catskill  Development,  Monticello Raceway
         Development and Mohawk Management  assigned to the Litigation Trust all of their claims under or related to the alienation  and  frustration of their agreements and business relations with the St. Regis Mohawk Tribe and their rights to any judgment or settlement  that may arise from any litigation relating to two litigations  entitled Catskill  Development,
         L.L.C.,  Mohawk  Management L.L.C. and Monticello  Raceway  Development
         Company  L.L.C.,  Plaintiffs v. Park Place  Entertainment  Corporation,
         Defendant and Catskill Development,  L.L.C., Mohawk Management, L.L.C.,
         Monticello  Raceway  Development  Company,  L.L.C.,  Plaintiffs v. Gary
         Melius,  Ivan  Kaufman,   Walter  Horn,  President  R.C.  -  St.  Regis
         Management Company, et al, Defendants  (hereinafter  referred to as the
         "Litigation").  If at any time the Litigation  Trustees  determine,  in their absolute discretion,  that the assets of the Litigation Trust are not sufficient to justify its continuance,  the Litigation Trustees are
         authorized  to  terminate  the  Litigation  Trust.  In  addition,   the
         Litigation  Trust is to terminate on the date that all  litigation  has been fully  prosecuted to final  judgment or  dismissal,  including all appeals,  and all Litigation  Trust assets have been distributed to the
         Litigation Trust's beneficiaries.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation

         These condensed  financial  statements have been prepared in accordance with accounting  principles  generally accepted in the United States of
         America for interim financial  statements and with Form 10-QSB and Item
         310  of  Regulation  SB of  the  Securities  and  Exchange  Commission.
         Accordingly,  they do not contain  all the  information  and  footnotes required  by  accounting  principles  generally  accepted in the United
         States of America for annual  financial  statements.  In the opinion of
         the  Litigation   Trustees,   the  accompanying   condensed   financial
         statements  contain all the adjustments  necessary  (consisting only of normal  recurring  accruals)  to make  the  financial  position  of the
         Litigation Trust at March 31,2004 and the results of its operations and its cash flows for the period  January 12, 2004 (date of  inception) to
         March 31, 2004 not misleading.

         Operating  results for the period  January 12, 2004 (date of inception)
         to March 31, 2004 are not  necessarily  indicative  of the results that would be expected for the period  January 12, 2004 (date of  inception)
         to December 31, 2004. For further  information,  refer to the financial

                                       6

         statement  as of January 12,  2004 and the  footnotes  related  thereto contained  in the  Litigation  Trust's Form S-1 filed on April 22, 2004 with the Securities and Exchange Commission.

         Use of Estimates in the Financial Statements

         The  preparation of financial  statements in conformity with accounting principles  generally accepted in the United States of America requires the Litigation  Trustees to make estimates and assumptions  that affect the  reported  amounts  of assets and  liabilities  and  disclosure  of contingent  assets  and  liabilities  at  the  date  of  the  financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes

         For federal income tax purposes,  the Litigation  Trust is treated as a grantor trust.  Under the grantor trust rules, each holder of a unit of beneficial  interest is treated as the owner of his or her share of the
         Litigation Trust's assets.

NOTE 3 - LINE OF CREDIT

         Empire Resorts, a related party, has provided the Litigation Trust with a line of credit of up to $2,500,000. The line of credit can be used to
         pay  all  expenses  of  the  Litigation   Trust   permitted  under  the
         Declaration of Trust,  including but not limited to  professional  fees and  the  fees  and  expenses  of  the  Litigation  and  Administrative
         Trustees.  The line of  credit  is  non-interest  bearing  and is to be repaid from any amounts received from litigation settlements or awards.
         The line of  credit  expires  upon the  termination  of the  Litigation
         Trust.

         As of March 31, 2004, no amounts were drawn from the line of credit. On
         April 1,  2004,  $250,000  was drawn  against  the line of  credit  and deposited into a money market account.

NOTE 4 - DISTRIBUTIONS

         The  distribution  of any net proceeds from  litigation  settlements or awards,  after  amounts  are  applied to cover all  current or expected expenses of the Litigation  Trust, is to be made at the sole discretion of the Litigation Trustees and will be distributed as follows:

         First:  To  pay  the  Litigation   Trustees  their  fees  arising  from
         litigation settlements or awards. (See Note 6)

         Second: To reimburse $7,500,000 to Empire Resorts for expenses incurred in  connection  with  the  Litigation  prior  to the  formation  of the
         Litigation  Trust  and,  in  addition,  to  repay  Empire  any  amounts outstanding under the line of credit.

         Third: If any amount remains after the above requirements are met, such amount  remaining  is to be  divided  among  the  beneficiaries  of the
         Litigation  Trust in proportion  to their  ownership of Units as of the date the distribution is made.

NOTE 5 - ACCRUED LEGAL AND ADMINISTRATIVE EXPENSES

                                                        March 31, 2004

         Legal fees related to litigation                      $65,489

                                       7

        Legal fees related to administration                      5,715
        Litigation Trustee Fees                                  26,130
        Accounting Fees                                          17,183
        Consulting Fees                                           6,000
        Administrative Trustee Fees                               6,000
        Other fees and expenses                                     990
                                                               --------
                                                               $127,507
                                                               ========

NOTE 6 - COMMITMENTS AND CONTINGENCIES

         Compensation of Litigation Trustees

         Each of the two Litigation  Trustees is entitled to annual compensation of $60,000 plus  reimbursement  of expenses  incurred  carrying out the purpose of the Litigation Trust. In addition, one Litigation Trustee is entitled  to 4%,  and the other 1%, of any  litigation  settlements  or awards.

         Compensation of the Administrative Trustee

         The  Administrative  Trustee is  entitled  to a $5,000  acceptance  fee
         (which  includes  the  first  month  administrative  fee) and a monthly administrative fee of $500. In addition,  the Administrative Trustee is entitled  to a custody  fee on certain  cash  balances  and  marketable securities of .5% per annum on the first  $10,000,000 of fair value and
         3% on the excess and reimbursement for certain fees and expenses.

         Expenses Paid Prior to the Formation of the Litigation Trust

         As  discussed  in Note 4, the  Litigation  Trust is obligated to pay to
         Empire  Resorts  up to  $7,500,000.  This  amount  represents  expenses incurred prior to the formation of the Litigation  Trust. The amount is payable solely from the proceeds of litigation settlements or awards.

         Repayments of Amounts Drawn Under the Line of Credit

         As  discussed  in Note 3, the  expenses  of the  Litigation  Trust  are expected to be paid from draws under the line of credit.  Amounts drawn under the line of credit  are to be repaid  from any  amounts  received from litigation settlements or awards.

NOTE 7 - CERTAIN RELATIONSHIPS

         The  Litigation  Trustees  are both  currently  members  of the  Empire
         Resorts Board of Directors.

                                       8

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

         This Report on Form 10-QSB contains "forward-looking statements" within the  meaning  of  Section  27A of the  Securities  Act  and  Section  21E of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than  statements of historical  facts  included in this Report,  including without  limitation,  the statements under "General," and "Liquidity and Capital
Resources,"  are  forward-looking  statements.  All subsequent  written and oral forward-looking  statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

         You should  read the  following  discussions  in  conjunction  with our
financial   statements  and  the  related  notes  thereto  and  other  financial information  appearing  elsewhere  in  this  report.  The  following  discussion contains  forward-looking  statements that involve risks and uncertainties.  Our
actual  results  could  differ   materially   from  those   anticipated  in  the
forward-looking  statements  as a result of  various  factors,  including  those discussed elsewhere in this report.

General

         We are a statutory  trust created under Delaware law. Our formation was a condition to the consolidation of Empire Resorts, Inc. ("Empire Resorts") with
Monticello  Raceway  Management,   Inc.   ("Monticello   Raceway   Management"),
Monticello Casino Management,  LLC ("Monticello Casino Management"),  Monticello
Raceway Development Company,  LLC ("Monticello Raceway  Development") and Mohawk
Management,   LLC   (`Mohawk   Management").   Also  as  a  condition   to  that
consolidation,  each of Catskill Development,  L.L.C. ("Catskill  Development"),
Monticello Raceway Development and Mohawk Management, agreed to assign to us all of their  claims under or related to the  alienation  and  frustration  of their agreements  and  business  relations  with  the St.  Regis  Mohawk  Tribe.  That assignment included rights to any proceeds from any settlement or award that may arise from any litigation  relating to that claim.  Our litigation  claims arise from the efforts of each of Catskill Development, Monticello Raceway Development and Mohawk Management to develop with the St. Regis Mohawk Tribe a gaming casino in Monticello, New York. We spent several years and substantial funds to develop
and  obtain  required  approvals  for  the  casino.  Subsequently,   Park  Place
Entertainment  Corporation,  the world's largest gaming corporation and Atlantic
City's largest casino operator,  entered into an agreement providing for the St.
Regis Mohawk Tribe to commit their future casino development efforts exclusively to Park Place  Entertainment  Corporation.  That agreement  conflicted  with the
Mohawk  Tribe's  agreements  with  Catskill   Development,   Monticello  Raceway
Development and Mohawk Management. There are two lawsuits presently pending. The first lawsuit is Catskill Development,  L.L.C.,  Mohawk Management,  L.L.C., and
Monticello  Raceway  Development  Company,  L.L.C.,  Plaintiffs.  v. Park  Place
Entertainment  Corporation,  Defendant.  (Civil Action No. 00CIV8660 (CM) (GAY))
(United States District Court Southern  District of New York).  This lawsuit had initially  been  dismissed  on a motion for  summary  judgment.  However,  those rulings have been  appealed.  In addition,  the trial court  vacated the earlier decision granting summary judgment to Park Place Entertainment  Corporation,  in order to allow additional discovery proceedings.  The second lawsuit is Catskill
Development,   L.L.C.,   Mohawk  Management,   L.L.C.,  and  Monticello  Raceway
Development  Company,  L.L.C.,  Plaintiffs.  against Gary Melius,  Ivan Kaufman,
Walter Horn,  President R.C. - St. Regis Management  Company, et al, Defendants.
(Index No. 891/03)  (Supreme Court of the State of New York County of Sullivan).
This lawsuit is in its preliminary  stages.  Our purposes are the prosecution of our litigation  claims through the recovery of any settlement or final judgments and  the  distribution  of  the  net  amount  of  any  such  recoveries  to  our beneficiaries.

                                       9

         The   administration   of  the   Litigation   Trust  will  involve  the
authentication  and payment of fees and expenses for legal and related  services in connection with our litigation  claims,  reporting and regulatory  compliance
and  the   maintenance   of  litigation,   financial  and  unitholder   records.
Administrative expenses are currently estimated to be approximately $200,000 per year, including the fees of the Litigation Trustees, the Administrative Trustee, auditors  and  accountants  and other  support  services.  Legal  fees and other expenses  involved in our  litigation  claims are impossible to predict with any degree of accuracy.  No assurance can be given that the amounts  available to us for the payment of such expenses  under our line of credit will be sufficient to carry  our  litigation  claims  through  to  a  successful  conclusion  or  that alternative funds will be available for such purpose.

         Our unit  holders  will only be entitled to the net  proceeds  from any settlement or award,  if any, of our litigation  claims after the payment of our expenses, the fees of the Litigation Trustees, any amounts outstanding under our line of credit and  $7,500,000  to Empire  Resorts  for  reimbursement  of prior expenses incurred in connection with our litigation claims.

RESULTS OF OPERATIONS

         For the period  January 12, 2004 (date of inception)  through March 31,
2004, we reported a net loss of $127,506.  Included in this net loss are,  legal fees related to  litigation of $65,489 and  administrative  expenses of $62,018, but no proceeds from any litigation.

LIQUIDITY AND CAPITAL RESOURCES

         Empire Resorts has provided us with an irrevocable line of credit of up to  $2,500,000  to provide  funds to pay any and all of our  expenses  permitted under the Declaration of Trust. No interest is payable on amounts advanced under our line of  credit.  Amounts  outstanding  under our line of  credit  are to be repaid by us from proceeds  received from any  settlement or award in connection with our  litigation  claims  after  payment of an amount  necessary  to pay the
Litigation  Trustees the fees for their services as set forth in the Declaration of Trust. Repayments of amounts outstanding under our line of credit may be made as a whole or in part  from  time to time at any  time  without  notice.  We may re-borrow  any  amounts so repaid.  Our line of credit will remain in full force and effect until our termination.

         Empire  Resorts is a holding  company,  owning all the capital stock or membership  interests of certain  other  entities.  Empire  Resorts is therefore dependent  on these other  entities to pay  dividends or make  distributions  in order to generate  internal cash flow and to satisfy its obligations,  including its obligations  under our line of credit.  There can be no assurance,  however, that these other entities will generate  enough revenue to pay cash dividends or make cash  distributions.  In addition,  these entities may enter into contracts that limit or prohibit their ability to pay dividends or make distributions.

         Empire  Resorts  had no net  operating  revenue  during the fiscal year ended December 31, 2003 and sustained a net operating loss of approximately $8.0 million  during such period.  Therefore,  there can be no assurance  that Empire
Resorts will have the ability to meet its obligations under our line of credit.

ITEM 3.  CONTROLS AND PROCEDURES

         (a)  The  Litigation  Trust  carried  out  an  evaluation,   under  the
supervision and with the  participation  of the Litigation  Trust's  management, including  Joseph E.  Bernstein  (acting  Chief  Executive  Officer) and Paul A.
Debary  (acting Chief  Financial  Officer),  the Litigation  Trust's  Litigation
Trustees,  of the  effectiveness  of the design and operation of the  Litigation
Trust's  "disclosure  controls  and  procedures",  as such  term is  defined  in
Exchange Act Rule 15d-15e,  as of the end of the period  covered by this report.
Based upon that evaluation, Messrs. Bernstein and deBary have concluded that the
Litigation Trust's  disclosure  controls and procedures were effective as of the

                                       10

end of the period  covered by this report to provide  reasonable  assurance that information  required to be disclosed by the Litigation Trust in reports that it files or submits under the Exchange Act is recorded,  processed,  summarized and reported within the time periods specified in SEC rules and forms.

         (b) There have been no significant  changes in the  Litigation  Trust's internal  controls  or in other  factors  that  could  significantly  affect the
Litigation Trust's internal controls subsequent to the date the Litigation Trust carried out this  evaluation,  including any  corrective  actions with regard to significant deficiencies and material weaknesses.

         A control  system,  no matter  how well  conceived  and  operated,  can provide only  reasonable,  not absolute  assurance  that the  objectives  of the control  system are met.  Because of the  inherent  limitations  in all  control systems,  no  evaluation  of controls can provide  absolute  assurance  that all control  issues  and  instances  of fraud,  if any,  within a company  have been detected.

                                       11

PART  II -     OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

         We are a statutory  trust created under Delaware law. Our formation was a condition  to the  consolidation  of Empire  Resorts with  Monticello  Raceway
Management,  Monticello Casino Management,  Monticello Raceway Development,  and
Mohawk Management.  Also as a condition to that consolidation,  each of Catskill
Development,  Monticello Raceway  Development and Mohawk  Management,  agreed to assign  to us all of  their  claims  under  or  related  to the  alienation  and frustration of their agreements and business relations with the St. Regis Mohawk
Tribe.  That  assignment  included rights to any proceeds from any settlement or award that may arise from any litigation  relating to that claim. Our litigation claims  arise  from the  efforts  of each of  Catskill  Development,  Monticello
Raceway  Development and Mohawk  Management to develop with the St. Regis Mohawk
Tribe a gaming  casino in  Monticello,  New  York.  We spent  several  years and substantial  funds to develop  and obtain  required  approvals  for the  casino.
Subsequently,  Park Place Entertainment Corporation,  the world's largest gaming corporation  and  Atlantic  City's  largest  casino  operator,  entered  into an agreement providing for the St. Regis Mohawk Tribe to commit their future casino development efforts exclusively to Park Place  Entertainment  Corporation.  That
agreement   conflicted   with  the  Mohawk  Tribe's   agreements  with  Catskill
Development, Monticello Raceway Development and Mohawk Management. There are two
lawsuits presently pending. The first lawsuit is Catskill  Development,  L.L.C.,
Mohawk Management,  L.L.C., and Monticello Raceway Development Company,  L.L.C.,
Plaintiffs. v. Park Place Entertainment  Corporation,  Defendant.  (Civil Action
No. 00CIV8660  (CM)(GAY)) (United States District Court Southern District of New
York).  This  lawsuit  had  initially  been  dismissed  on a motion for  summary judgment.  However,  those rulings have been  appealed.  In addition,  the trial court  vacated  the earlier  decision  granting  summary  judgment to Park Place
Entertainment  Corporation,  in order to allow additional discovery proceedings.
The second lawsuit is Catskill Development,  L.L.C., Mohawk Management,  L.L.C.,
and Monticello Raceway Development  Company,  L.L.C.,  Plaintiffs.  against Gary
Melius,  Ivan  Kaufman,  Walter  Horn,  President  R.C. - St.  Regis  Management
Company,  et al,  Defendants.  (Index No. 891/03) (Supreme Court of the State of
New York County of  Sullivan).  This  lawsuit is in its  preliminary  stages and prosecution of the suit may be deferred pending the resolution of certain issues related to the first lawsuit. Our purposes are the prosecution of our claims now through the recovery of any settlement or final  judgments and the  distribution of the net amount of any such recoveries to our beneficiaries.

ITEM 2.  Changes in Securities and Small Business Issuer Purchases
         of Equity Securities

         In  connection  with the  formation  of the  Litigation  Trust  and the completion  of the  consolidation  of Empire  Resorts  with  Monticello  Raceway
Management,  Monticello Casino Management,  Monticello  Raceway  Development and
Mohawk Management,  the Litigation Trust issued on January 12, 2004, in a single
transaction,   22,702,896   units  of  the   Litigation   Trust  (the  "Units"),
representing all of its currently outstanding Units, pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 6.  Exhibits and Reports on 8-K

     a.    Exhibits

     *31.1    Certification  of  Acting  Chief  Executive  Officer  pursuant  to
              Section 302 of the Sarbanes-Oxley Act of 2002.

                                       12

     *31.2    Certification  of  Acting  Chief  Financial  Officer  pursuant  to
              Section 302 of the Sarbanes-Oxley Act of 2002.

     *32.1    Certification of the Acting Chief Executive Officer pursuant to 18
              U.S.C.  Section  1350  adopted  pursuant  to  Section  906  of the
              Sarbanes-Oxley Act of 2002.

     *32.2    Certification of the Chief Financial Officer pursuant to 18 U.S.C.
              Section 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley
              Act of 2002.

            *Filed herewith

b. Reports on Form 8-K

None.

                                       13

                                   SIGNATURES

         In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  CATSKILL LITIGATION TRUST
                                  (Registrant)

DATE:  May 17, 2004               By: /s/ Joseph E. Bernstein
                                     -------------------------------------------
                                     Joseph E. Bernstein
                                     Litigation Trustee

DATE:  May 17, 2004               By: /s/ Paul A. deBary
                                     -------------------------------------------
                                     Paul A. deBary
                                     Litigation Trustee

                                       14

                                                                    Exhibit 31.1

                            Section 302 Certification

I, Joseph E. Bernstein, certify that:

1. I have reviewed this quarterly  report on Form 10-QSB of Catskill  Litigation
Trust;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact  necessary to make the statements made, in light of the  circumstances  under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based  on my  knowledge,  the  financial  statements,  and  other  financial information included in this report, fairly present in all material respects the financial condition,  results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining  disclosure controls and procedures (as defined in Exchange Act Rules  13a-15(e) and 15d-15(e) for the small business issuer and have:

     a)  Designed  such  disclosure  controls  and  procedures,  or caused  such disclosure  controls and  procedures to be designed  under our  supervision,  to ensure  that  material  information  relating  to  the  small  business  issuer, including its  consolidated  subsidiaries,  is made known to us by others within those  entities,  particularly  during the period in which this  report is being prepared;

     b) Evaluated the  effectiveness of the small business  issuer's  disclosure controls and procedures and presented in this report our  conclusions  about the effectiveness  of the disclosure  controls and procedures,  as of the end of the period covered by this report based on such evaluation; and

     c)  Disclosed  in this  report  any change in the small  business  issuer's internal  control  over  financial  reporting  that  occurred  during  the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially  affect, the small business issuer's internal control over financial reporting; and

5. The small business issuer's other certifying officer(s) and I have disclosed, based  on  our  most  recent  evaluation  of  internal  control  over  financial reporting,  to the small business  issuer's  auditors and the audit committee of small business issuer's board of directors (or persons performing the equivalent functions):

     a) All significant  deficiencies  and material  weaknesses in the design or operation of internal  control over  financial  reporting  which are  reasonably likely to  adversely  affect  the small  business  issuer's  ability  to record, process, summarize and report financial information; and

     b) Any fraud,  whether or not material,  that involves  management or other employees who have a significant  role in the small business  issuer's  internal control over financial reporting.

Date:  May 17, 2004                        /s/  Joseph E. Bernstein
                                           -------------------------------------
                                           Name:  Joseph E. Bernstein
                                           Title: Acting Chief Executive Officer

                                                                    Exhibit 31.2

                            Section 302 Certification

I, Paul A. deBary, certify that:

1. I have reviewed this quarterly  report on Form 10-QSB of Catskill  Litigation
Trust;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact  necessary to make the statements made, in light of the  circumstances  under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based  on my  knowledge,  the  financial  statements,  and  other  financial information included in this report, fairly present in all material respects the financial condition,  results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining  disclosure controls and procedures (as defined in Exchange Act Rules  13a-15(e) and 15d-15(e) for the small business issuer and have:

     a)  Designed  such  disclosure  controls  and  procedures,  or caused  such disclosure  controls and  procedures to be designed  under our  supervision,  to ensure  that  material  information  relating  to  the  small  business  issuer, including its  consolidated  subsidiaries,  is made known to us by others within those  entities,  particularly  during the period in which this  report is being prepared;

     b) Evaluated the  effectiveness of the small business  issuer's  disclosure controls and procedures and presented in this report our  conclusions  about the effectiveness  of the disclosure  controls and procedures,  as of the end of the period covered by this report based on such evaluation; and

     c)  Disclosed  in this  report  any change in the small  business  issuer's internal  control  over  financial  reporting  that  occurred  during  the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially  affect, the small business issuer's internal control over financial reporting; and

5. The small business issuer's other certifying officer(s) and I have disclosed, based  on  our  most  recent  evaluation  of  internal  control  over  financial reporting,  to the small business  issuer's  auditors and the audit committee of small business issuer's board of directors (or persons performing the equivalent functions):

     a) All significant  deficiencies  and material  weaknesses in the design or operation of internal  control over  financial  reporting  which are  reasonably likely to  adversely  affect  the small  business  issuer's  ability  to record, process, summarize and report financial information; and

     b) Any fraud,  whether or not material,  that involves  management or other employees who have a significant  role in the small business  issuer's  internal control over financial reporting.

Date:  May 17, 2004                       /s/  Paul A. deBary
                                          --------------------------------------
                                          Name:   Paul A. deBary
                                          Title:  Acting Chief Financial Officer

                                                                    Exhibit 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER (1)

Pursuant  to  18  U.S.C.  Section  1350,  as  created  by  Section  906  of  the
Sarbanes-Oxley  Act of  2002,  the  following  certification  is  being  made to accompany the Registrant's  Quarterly Report on Form 10-QSB for the period ended
March 31, 2004:

In  connection  with the  Quarterly  Report of  Catskill  Litigation  Trust (the
"Company")  on Form 10-QSB for the period ended March 31, 2004 as filed with the
Securities and Exchange Commission on the date hereof (the "Report"),  I, Joseph
E. Bernstein,  Acting Chief Executive Officer of the Company,  certify, pursuant to 18 U.S.C. ss. 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to my knowledge:

     (1)  The Report fully  complies with the  requirements  of Section 13(a) or
          Section 15(d), as applicable,  of the Securities Exchange Act of 1934, as amended; and

     (2)  The  information  contained  in the  Report  fairly  presents,  in all material respects,  the financial  condition and results of operations of the Company.

                                           /s/ Joseph E. Bernstein
                                           -------------------------------------
                                           Name:   Joseph E. Bernstein
                                           Title: Acting Chief Executive Officer
                                            Date: May 17, 2004

     (1)  A signed  original of this written  statement  required by Section 906 has been provided to Catskill Litigation Trust and will be retained by
          Catskill Litigation Trust and furnished to the Securities and Exchange
          Commission or its staff upon request.

The foregoing  certification  is being  furnished  solely  pursuant to 18 U.S.C.
Section  1350 and is not  being  filed as part of the  Report  or as a  separate disclosure document.

                                                                    Exhibit 32.2

                  CERTIFICATION OF CHIEF FINANCIAL OFFICER (1)

Pursuant  to  18  U.S.C.  Section  1350,  as  created  by  Section  906  of  the
Sarbanes-Oxley  Act of  2002,  the  following  certification  is  being  made to accompany the Registrant's  Quarterly Report on Form 10-QSB for the period ended
March 31, 2004:

In connection  with the Quarterly  Report of Catskill  Litigation  Trust on Form
10-QSB for the period  ended  March 31,  2004 as filed with the  Securities  and
Exchange Commission on the date hereof (the "Report"), I, Paul A. deBary, Acting
Chief Financial Officer of the Catskill Litigation Trust,  certify,  pursuant to
18 U.S.C. ss. 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of
2002 that to my knowledge:

     (1)  The Report fully  complies with the  requirements  of Section 13(a) or
          Section 15(d), as applicable,  of the Securities Exchange Act of 1934, as amended; and

     (2)  The  information  contained  in the  Report  fairly  presents,  in all material respects,  the financial  condition and results of operations of the Catskill Litigation Trust.

                                         /s/ Paul A. deBary
                                         ---------------------------------------
                                         Name:  Paul A. deBary
                                         Title: Acting Chief Financial Officer
                                         Date:  May 17, 2004

     (1)  A signed  original of this written  statement  required by Section 906 has been provided to Catskill Litigation Trust and will be retained by
          Catskill Litigation Trust and furnished to the Securities and Exchange
          Commission or its staff upon request.

The foregoing  certification  is being  furnished  solely  pursuant to 18 U.S.C.
Section  1350 and is not  being  filed as part of the  Report  or as a  separate disclosure document.

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 10-QSB
(Mark one)

   [X]  Quarterly Report Under to Section 13 or 15(d) of the Securities Exchange
        Act of 1934

        For the quarterly period ended June 30, 2004

   [ ]  Transition Report Under Section 13 or 15(d) of the Exchange Act

        For the transition period from __________ to __________

                        Commission file number 333-112603

                            CATSKILL LITIGATION TRUST
                            -------------------------
 (Exact Name of Small Business Issuer as Specified in Its Declaration of Trust)

           DELAWARE                                          16-6547621
------------------------------------        ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                       C/O CHRISTIANA BANK & TRUST COMPANY
                                1314 King Street
                           Wilmington, Delaware 19801
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (302) 888-7400
--------------------------------------------------------------------------------
                (Issuer's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------
(Former  Name,  Former  Address and Former  Fiscal Year,  if Changed  Since Last
Report)

        Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and
(2) has been subject to such filing requirements for the past 90 days. Yes [X]
No [ ]

        As of August 11, 2004, 22,702,896 Units of beneficial interest were outstanding.

        Transitional Small Business Disclosure Format (check one): Yes [ ] No[X]

================================================================================

                            CATSKILL LITIGATION TRUST

                                   FORM 10-QSB

                                      INDEX

PART I - FINANCIAL INFORMATION                                             Page

     ITEM 1. CONDENSED FINANCIAL STATEMENTS

     Condensed Balance Sheet as of June 30, 2004 (unaudited)               3

     Condensed Statements of Operations for the three months ended June
     30, 2004 and for the period January 12, 2004 (Date of Inception) to
     June 30, 2004 (unaudited)                                             4

     Condensed Statement of Cash Flows for the period January 12, 2004
     (Date of Inception) to June 30, 2004 (unaudited)                      5

     Notes to Condensed Financial Statements                               6-8

     ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS
     OR PLAN OF OPERATION                                                  9-11

     ITEM 3.  CONTROLS AND PROCEDURES                                      11

PART II - OTHER INFORMATION

     ITEM 1.  LEGAL PROCEEDINGS                                            12

     ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K                             12-13

SIGNATURES                                                                 14

                                       2

                         PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                            CATSKILL LITIGATION TRUST
                             CONDENSED BALANCE SHEET
                                  June 30, 2004
                                   (Unaudited)

ASSETS
   Current Assets
      Cash                                                            $ 151,918
                                                                      ---------
   Total Current Assets                                                 151,918

                                                                      ---------
TOTAL ASSETS                                                          $ 151,918
                                                                      =========

LIABILITIES AND TRUST DEFICIENCY
   Current Liabilities
      Accrued legal and administrative expenses                       $  90,370
      Line of credit-related party                                      250,000
                                                                      ---------
   Total Current Liabilities                                            340,370

Trust Deficiency
      Units of Beneficial Interest: authorized
      22,702,896; issued and outstanding 22,702,896                       3,428
      Accumulated deficit                                              (191,880)
                                                                      ---------
      Total Trust Deficiency                                           (188,452)
                                                                      ---------
TOTAL LIABILITIES AND TRUST DEFICIENCY                                $ 151,918
                                                                      =========

   The accompanying notes are an integral part of these financial statements.

                                       3

                            CATSKILL LITIGATION TRUST
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                          January 12, 2004
                                               Three months ended       (Date of Inception)
                                                June 30, 2004             to June 30, 2004
                                                ------------------------------------------

General and Administrative Expenses:
Litigation Trustee Fees                              $30,000                    $ 56,130
Administrative Trustee Fees                            1,500                       7,500
Consulting Fees                                        5,000                      11,000
Legal Fees                                            12,109                      83,314
Accounting Fees                                        9,270                      26,453
Interest Expense                                       3,428                       3,428
Other                                                  3,341                       4,331
                                                ------------------------------------------
Total General and Administrative Expenses             64,648                     192,156
Other Income                                             276                         276
                                                ------------------------------------------
Net Loss                                            ($64,372)                  ($191,880)
                                                ==========================================
Loss per unit outstanding                           ($  0.00)                  ($   0.01)
                                                ==========================================
Weighted average units outstanding                22,702,896                  22,702,896
                                                ==========================================

                                       4

   The accompanying notes are an integral part of these financial statements.

                           CATSKILL LITIGATION TRUST
                       CONDENSED STATEMENT OF CASH FLOWS
               For the period January 12, 2004 (Date of Inception)
                                to June 30, 2004
                                   (Unaudited)

OPERATING ACTIVITIES
Net Loss                                                                    ($191,880)
   Adjustments to reconcile net loss to net cash used in operations:
      Imputed interest expense                                                  3,428
      Increase in accrued legal and administrative expenses                    90,370
                                                                            ---------
Net cash used in operating activities                                       ($ 98,082)

Cash flow from financing activities
      Increase in line of credit-related party                                250,000

                                                                            ---------
Cash-beginning of period                                                           --
                                                                            ---------
Cash end of period                                                          $ 151,918
                                                                            =========

   The accompanying notes are an integral part of these financial statements.

                                       5

Notes to Condensed Financial Statements--June 30, 2004 (Unaudited)

NOTE 1 - THE TRUST

         The Catskill Litigation Trust is a Delaware statutory trust (the
         "Litigation Trust") formed by Empire Resorts, Inc. ("Empire Resorts"),
         Monticello Raceway Management, Inc., ("MRMI"), Monticello Casino
         Management, LLC, Monticello Raceway Development Company, LLC ("MRDC")
         and Mohawk Management, LLC ("Mohawk"). On January 12, 2004, 22,702,896
         units of beneficial interest were issued to the members and stockholders of those entities. At that time, Empire Resorts, Catskill
         Development, L.L.C. ("Catskill"), MRMI, Mohawk, Joseph E. Bernstein,
         Paul A. deBary (Messrs. Bernstein and deBary are hereinafter referred to as the "Litigation Trustees") and Christiana Bank and Trust Company
         (the "Administrative Trustee") entered into the Declaration of Trust of
         Catskill Litigation Trust (the "Declaration of Trust").

         In the Declaration of Trust, Catskill, MRDC and Mohawk assigned to the
         Litigation Trust all of their claims under or related to the alienation and frustration of their agreements and business relations with the St.
         Regis Mohawk Tribe and their rights to any judgment or settlement that may arise from any litigation relating to two litigations entitled
         Catskill Development, L.L.C., Mohawk Management L.L.C. and Monticello
         Raceway Development Company L.L.C., Plaintiffs v. Park Place
         Entertainment Corporation, Defendant and Catskill Development, L.L.C.,
         Mohawk Management, L.L.C., Monticello Raceway Development Company,
         L.L.C., Plaintiffs v. Gary Melius, Ivan Kaufman, Walter Horn, President
         R.C. - St. Regis Management Company, et al, Defendants (hereinafter referred to as the "Litigation"). If at any time the Litigation
         Trustees determine, in their absolute discretion, that the assets of the Litigation Trust are not sufficient to justify its continuance, the
         Litigation Trustees are authorized to terminate the Litigation Trust.
         In addition, the Litigation Trust is to terminate on the date that all litigation has been fully prosecuted to final judgment or dismissal, including all appeals, and all Litigation Trust assets have been distributed to the Litigation Trust's beneficiaries.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

         BASIS OF PRESENTATION

         These condensed financial statements have been prepared in accordance with accounting principles for interim financial statements generally accepted in the United States of America, and with Form 10-QSB and Item
         310 of Regulation SB of the Securities and Exchange Commission.
         Accordingly, they do not contain all the information and footnotes required by accounting principles generally accepted in the United
         States of America for annual financial statements. In the opinion of the Litigation Trustees, the accompanying condensed financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to make the financial statements of the
         Litigation Trust not misleading.

         Operating results for the period January 12, 2004 (date of inception)
         to June 30, 2004 are not necessarily indicative of the results that would be expected for the period January 12, 2004 (date of inception)
         to December 31, 2004. For further information, refer to the financial

                                       6

         statement as of January 12, 2004 and the footnotes related thereto contained in the Litigation Trust's Form S-1 filed on April 22, 2004 with the Securities and Exchange Commission.

         USE OF ESTIMATES IN THE FINANCIAL STATEMENTS

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Litigation Trustees to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         INCOME TAXES

         For federal income tax purposes, the Litigation Trust is treated as a grantor trust. Under the grantor trust rules, each holder of a unit of beneficial interest is treated as the owner of his or her share of the
         Litigation Trust's assets. The treatment of income and expense items under accounting principles generally accepted in the United States of
         America may differ from the tax treatment of such items. Expenses incurred by the Litigation Trust will be capitalized for tax purposes.

NOTE 3 - LINE OF CREDIT-RELATED PARTY

         Empire Resorts, a related party, has provided the Litigation Trust with a line of credit of up to $2,500,000. The line of credit can be used to pay all expenses of the Litigation Trust permitted under the
         Declaration of Trust, including but not limited to professional fees and the fees and expenses of the Litigation and Administrative
         Trustees. The line of credit is non-interest bearing and is to be repaid from any amounts received from litigation settlements or awards.
         The line of credit expires upon the termination of the Litigation
         Trust.

         On April 1, 2004, $250,000 was drawn against the line of credit.

         The Litigation Trust imputed interest on the borrowings at Empire
         Resorts' borrowing rate (5.50% per annum at June 30, 2004). Interest expense for the three months ended June 30, 2004 and for the period
         January 12, 2004 (date of inception) to June 30, 2004 amounted to
         $3,428 and was deemed contributed capital to the Litigation Trust.

NOTE 4 - DISTRIBUTIONS

         The distribution of any net proceeds from litigation settlements or awards, after amounts are applied to cover all current or expected expenses of the Litigation Trust, is to be made at the sole discretion of the Litigation Trustees and will be distributed as follows:

         First: To pay the Litigation Trustees their fees arising from litigation settlements or awards. (See Note 6)

         Second: To reimburse $7,500,000 to Empire Resorts for expenses incurred in connection with the Litigation prior to the formation of the
         Litigation Trust and, in addition, to repay Empire Resorts any amounts outstanding under the line of credit.

                                       7

         Third: If any amount remains after the above requirements are met, such amount remaining is to be divided among the beneficiaries of the
         Litigation Trust in proportion to their ownership of Units as of the date the distribution is made.

NOTE 5 - ACCRUED LEGAL AND ADMINISTRATIVE  EXPENSES

                                                   June 30, 2004
                Legal fees related to litigation        $29,962
                Litigation trustee fees                  30,000
                Accounting fees                          16,770
                Consulting fees                           8,500
                Administrative trustee fees               1,500
                Other fees and expenses                   3,638
                                                   ------------
                                                        $90,370
                                                   ============

NOTE 6 - COMMITMENTS AND CONTINGENCIES

         COMPENSATION OF LITIGATION TRUSTEES

         Each of the two Litigation Trustees is entitled to annual compensation of $60,000 plus reimbursement of expenses incurred carrying out the purpose of the Litigation Trust. In addition, one litigation trustee is entitled to 4%, and the other 1%, of any litigation settlements or awards.

         COMPENSATION OF THE ADMINISTRATIVE TRUSTEE

         The Administrative Trustee is entitled to a $5,000 acceptance fee
         (which includes the first month administrative fee) and a monthly administrative fee of $500. In addition, the Administrative Trustee is entitled to a custody fee on certain cash balances and marketable securities of .5% per annum on the first $10,000,000 of fair value and
         3% on the excess and reimbursement for certain fees and expenses.

         EXPENSES PAID PRIOR TO THE FORMATION OF THE LITIGATION TRUST

         As discussed in Note 4, the Litigation Trust is obligated to pay to
         Empire Resorts up to $7,500,000. This amount represents expenses incurred prior to the formation of the Litigation Trust. The amount is payable solely from the proceeds of litigation settlements or awards.

         REPAYMENTS OF AMOUNTS DRAWN UNDER THE LINE OF CREDIT-RELATED PARTY

         As discussed in Note 3, the expenses of the Litigation Trust are expected to be paid from draws under the line of credit. Amounts drawn under the line of credit are to be repaid from any amounts received from litigation settlements or awards.

NOTE 7 - CERTAIN RELATIONSHIPS

         The Litigation Trustees are both currently members of Empire Resorts'
         Board of Directors.

                                       8

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

         This Report on Form 10-QSB contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts included in this Report, including without limitation, the statements under "General," and "Liquidity and Capital
Resources," are forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

         The following discussions should be read in conjunction with our financial statements and the related notes thereto and other financial information appearing elsewhere in this report. The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of various factors, including those discussed elsewhere in this report.

General

         We are a statutory trust created under Delaware law. Our formation was a condition to the consolidation of Empire Resorts, Inc. ("Empire Resorts"),
Monticello Raceway Management, Inc., ("MRMI"), Monticello Casino Management, LLC
("MCM"), Monticello Raceway Development Company, LLC ("MRDC") and Mohawk
Management, LLC ("Mohawk"). Also as a condition to that consolidation, each of
Catskill Development, L.L.C. ("Catskill"), MRDC, and Mohawk, agreed to assign to us all of their claims under or related to the alienation and frustration of their agreements and business relations with the St. Regis Mohawk Tribe. That assignment included rights to any proceeds from any settlement or award that may arise from any litigation relating to that claim. Our litigation claims arise from the efforts of each of Catskill, MRDC, and Mohawk to develop with the St.
Regis Mohawk Tribe a gaming casino in Monticello, New York. We spent several years and substantial funds to develop and obtain required approvals for the casino. Subsequently, Park Place Entertainment Corporation, the world's largest gaming corporation and Atlantic City's largest casino operator, entered into an agreement providing for the St. Regis Mohawk Tribe to commit their future casino development efforts exclusively to Park Place Entertainment Corporation. That agreement conflicted with the Mohawk Tribe's agreements with Catskill, MRDC and
Mohawk.

         There is one lawsuit presently pending and one lawsuit that has been discontinued. The first lawsuit is Catskill Development, L.L.C., Mohawk
Management, L.L.C., and Monticello Raceway Development Company, L.L.C.,
Plaintiffs. v. Park Place Entertainment Corporation, Defendant. (Civil Action
No. 00CIV8660 (CM) (GAY)) (United States District Court Southern District of New
York) referred to herein as the "PPE case". This lawsuit had initially been dismissed on a motion for summary judgment. However, those rulings have been appealed. In addition, the trial court vacated the earlier decision granting summary judgment to Park Place Entertainment, in order to allow additional discovery proceedings. The second lawsuit is Catskill Development, L.L.C.,
Mohawk Management, L.L.C., and Monticello Raceway Development Company, L.L.C.,
Plaintiffs. against Gary Melius, Ivan Kaufman, Walter Horn, President R.C. - St.
Regis Management Company, et al, Defendants. (Index No. 891/03) (Supreme Court
of the State of New York County of Sullivan). This lawsuit has been discontinued
under an agreement that permits it to be refiled at a future date without being barred by the statute of limitations. Our purposes are the prosecution of our litigation claims through the recovery of any settlement or final judgments and the distribution of the net amount of any such recoveries to our beneficiaries.

                                       9

         The administration of our Litigation Trust will involve the authentication and payment of fees and expenses for legal and related services in connection with our litigation claims, reporting and regulatory compliance and the maintenance of litigation, financial and unitholder records.
Administrative expenses are currently estimated to be approximately $200,000 per year, including the fees of the litigation and administrative trustees, auditors and accountants and other support services. Legal fees and other expenses involved in our litigation claims are impossible to predict with any degree of accuracy. No assurance can be given that the amounts available to us for the payment of such expenses under our line of credit will be sufficient to carry our litigation claims through to a successful conclusion or that alternative funds will be available for such purpose.

         Our unit holders will only be entitled to the net proceeds from any settlement or award, if any, of our litigation claims after the payment of our expenses, the fees of our litigation trustees, any amounts outstanding under our line of credit and $7,500,000 to Empire Resorts for reimbursement of prior expenses incurred in connection with our litigation claims.

RESULTS OF OPERATIONS

For the period January 12, 2004 (date of inception) through June 30, 2004, we reported a net loss of $191,880. Included in this net loss are legal fees related to litigation of $77,598 and administrative expenses of $114,558 offset by interest income of $276, but no proceeds from any litigation. For the three months ended June 30, 2004, we reported a net loss of $64,372 compared to a net loss of $127,507 for the period January 12, 2004 (date of inception) through
March 31, 2004. Included in these net losses are legal fees related to litigation of $12,109 and $65,489, respectively, and administrative expenses of
$52,263 and $62,018 respectively, offset by interest income of $276 for the three months ending June 30, 2004, but no proceeds from any litigation.

The second quarter results reflect reduced legal fees related to litigation due to lack of activity in our lawsuits. The District Judge in the PPE case has advised the parties that, despite our arguments to the contrary, it is appropriate to wait for a decision by the New York Court of Appeals in another case before ruling on the pending motions in the PPE case. The Court of Appeals decision is not expected to be issued until the fourth quarter of 2004 and we cannot estimate with any certainty how long it may be before any ruling on the pending motions in the PPE case is issued thereafter.

On June 1, 2004, we filed a Voluntary Discontinuance and Tolling Agreement with respect to the second lawsuit. Since there are many issues of fact and law in the PPE case which relate to matters that are also at issue in the second lawsuit, we believe that, as long as the right to recommence the suit without regard to the Statute of Limitations was preserved, the discontinuance of this suit was appropriate in order to avoid the cost of maintaining two separate lawsuits.

LIQUIDITY AND CAPITAL RESOURCES

         Empire Resorts has provided us with an irrevocable line of credit of up to $2,500,000 to provide funds to pay any and all of our expenses permitted under the Declaration of Trust. No interest is payable on amounts advanced under our line of credit. Amounts outstanding under our line of credit are to be repaid by us from proceeds received from any settlement or award in connection with our litigation claims after payment of an amount necessary to pay our
Litigation Trustees the fees for their services as set forth in the Declaration of Trust. Repayments of amounts outstanding under our line of credit may be made in whole or in part from time to time at any time without notice. We may

                                       10

reborrow any amounts so repaid. Our line of credit will remain in full force and effect until our termination.

         Empire Resorts is a holding company, owning all the capital stock or membership interests of certain other entities. Empire Resorts is therefore dependent on these other entities to pay dividends or make distributions in order to generate internal cash flow and to satisfy its obligations, including its obligations under our line of credit. There can be no assurance, however, that these other entities will generate enough revenue to pay cash dividends or make cash distributions. In addition, these entities may enter into contracts that limit or prohibit their ability to pay dividends or make distributions.

         During the fiscal year ended December 31, 2003 and for the six months ended June 30, 2004, Empire Resorts sustained net operating losses of approximately $8.0 and $8.2 million, respectively, during such periods.
Therefore, there can be no assurance that Empire Resorts will have the ability to meet its obligations under our line of credit.

ITEM 3.  CONTROLS AND PROCEDURES

(a) The Litigation Trust carried out an evaluation, under the supervision and with the participation of the Trust's management, including Joseph E. Bernstein
(acting Chief Executive Officer) and Paul A. deBary (acting Chief Financial
Officer), the Litigation Trust's Litigation Trustees, of the effectiveness of the design and operation of the Litigation Trust's "disclosure controls and procedures", as such term is defined in Exchange Act Rule 15d-15e, as of the end of the period covered by this report. Based upon that evaluation, Messrs.
Bernstein and deBary have concluded that the Litigation Trust's disclosure controls and procedures were effective as of the end of the period covered by this report to provide reasonable assurance that information required to be disclosed by the Trust in reports that it files or submits under the Exchange
Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms.

(b) There have been no significant changes in the Litigation Trust's internal controls or in other factors that could significantly affect the Litigation
Trust's internal controls subsequent to the date the Litigation Trust carried out this evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

         A control system, no matter how well conceived and operated, can provide only reasonable, not absolute assurance that the objectives of the control system are met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected.

                                       11

                           PART II - OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

         We are a statutory trust created under Delaware law. Our formation was a condition to the consolidation of Empire Resorts with MRMI, MCM, MRDC, and
Mohawk. Also as a condition to that consolidation, each of Catskill, MRDC and
Mohawk, agreed to assign to us all of their claims under or related to the alienation and frustration of their agreements and business relations with the
St. Regis Mohawk Tribe. That assignment included rights to any proceeds from any settlement or award that may arise from any litigation relating to that claim.
Our litigation claims arise from the efforts of each of Catskill, MRDC and
Mohawk to develop with the St. Regis Mohawk Tribe a gaming casino in Monticello,
New York. We spent several years and substantial funds to develop and obtain required approvals for the casino. Subsequently, Park Place Entertainment
Corporation, the world's largest gaming corporation and Atlantic City's largest casino operator, entered into an agreement providing for the St. Regis Mohawk
Tribe to commit their future casino development efforts exclusively to Park
Place Entertainment Corporation. That agreement conflicted with the Mohawk
Tribe's agreements with Catskill MRDC and Mohawk. There is one lawsuit presently pending and one lawsuit that has been discontinued. The first lawsuit is
Catskill Development, L.L.C., Mohawk Management, L.L.C., and Monticello Raceway
Development Company, L.L.C., Plaintiffs. v. Park Place Entertainment
Corporation, Defendant. (Civil Action No. 00CIV8660 (CM)(GAY)) (United States
District Court Southern District of New York). This lawsuit had initially been dismissed on a motion for summary judgment. However, those rulings have been appealed. In addition, the trial court vacated the earlier decision granting summary judgment to Park Place Entertainment, in order to allow additional discovery proceedings. The second lawsuit is Catskill Development, L.L.C.,
Mohawk Management, L.L.C., and Monticello Raceway Development Company, L.L.C.,
Plaintiffs. against Gary Melius, Ivan Kaufman, Walter Horn, President R.C. - St.
Regis Management Company, et al, Defendants. (Index No. 891/03) (Supreme Court
of the State of New York County of Sullivan). This lawsuit has been discontinued
under an agreement that permits it to be refiled at a future date without being barred by the statute of limitations. Our purposes are the prosecution of our claims now through the recovery of any settlement or final judgments and the distribution of the net amount of any such recoveries to our beneficiaries.

ITEM 6.  EXHIBITS AND REPORTS ON 8-K

         a:  Exhibits

         *31.1   Certification of Acting Chief Executive Officer pursuant to
                 Section 302 of the Sarbanes-Oxley Act of 2002.

         *31.2   Certification of Acting Chief Financial Officer pursuant to
                 Section 302 of the Sarbanes-Oxley Act of 2002.

         *32.1   Certification of the Acting Chief Executive Officer pursuant to
                 18 U.S.C. Section 1350 adopted pursuant to Section 906 of the
                 Sarbanes-Oxley Act of 2002.

         *32.2   Certification of the Acting Chief Financial Officer pursuant to
                 18 U.S.C. Section 1350 adopted pursuant to Section 906 of the
                 Sarbanes-Oxley Act of 2002.

         *Filed herewith

         b. Reports on Form 8-K

                                       12

            None.

                                       13

                                   SIGNATURES

          In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          CATSKILL LITIGATION TRUST
                                          (Registrant)

DATE:  August 17, 2004                     By: /s/ Joseph E. Bernstein
                                              ----------------------------------
                                               Joseph E. Bernstein
                                               Litigation Trustee

DATE:  August 17, 2004                     By: /s/ Paul A. deBary
                                              ----------------------------------
                                              Paul A. deBary
                                              Litigation Trustee

                                       14

                                                                    Exhibit 31.1

                            Section 302 Certification

I, Joseph E. Bernstein, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Catskill Litigation
Trust;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in
Exchange Act Rules 13a-15(e) and 15d-15(e) for the registrant and have:

            a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

            b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation; and

            c) disclosed in this quarterly report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors
(or persons performing the equivalent functions):

            a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

            b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:  August 17, 2004                         /s/ Joseph E. Bernstein
                                             -----------------------------------
                                             Name:   Joseph E. Bernstein
                                             Title:  Acting Chief Executive Officer

                                                                    Exhibit 31.2

                            Section 302 Certification

I, Paul A. deBary, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of the registrant
Catskill Litigation Trust;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of
Catskill Litigation Trust as of, and for, the periods presented in this quarterly report;

4. Catskill Litigation Trust's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for the registrant and have:

            a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Catskill Litigation Trust, (which has no consolidated subsidiaries), is made known to us by others, particularly during the period in which this quarterly report is being prepared;

            b) evaluated the effectiveness of Catskill Litigation Trust's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation; and

            c) disclosed in this quarterly report any change in the Catskill
Litigation Trust's internal control over financial reporting that occurred during it's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

5. Catskill Litigation Trust's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Catskill Litigation Trust's auditors and any persons performing the equivalent functions of an audit committee of Catskill Litigation Trust):

            a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Catskill Litigation Trust's ability to record, process, summarize and report financial information; and

            b) any fraud, whether or not material, that involves management or other employees who have a significant role in Catskill Litigation Trust's internal control over financial reporting.

Date:  August 17, 2004                  /s/ Paul A. deBary
                                       -----------------------------------------
                                       Name:   Paul A. deBary
                                       Title:  Acting Chief Financial Officer

                                                                    Exhibit 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER (1)

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the
Sarbanes-Oxley Act of 2002, the following certification is being made to accompany the Registrant's Quarterly Report on Form 10-QSB for the period ended
June 30, 2004;

In connection with the Quarterly Report of Catskill Litigation Trust (the
"Company") on Form 10-QSB for the period ended June 30, 2004 as filed with the
Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph
E. Bernstein, Acting Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to my knowledge:

          (1)  The Report fully complies with the requirements of Section 13(a)
               or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

          (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of
               operations of the Company.

                                          /s/ Joseph E. Bernstein
                                          --------------------------------------
                                          Name:   Joseph E. Bernstein
                                          Title:  Acting Chief Executive Officer
                                          Date:   August 17, 2004

          (1)  A signed original of this written statement required by Section
               906 has been provided to Catskill Litigation Trust and will be retained by Catskill Litigation Trust and furnished to the
               Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

                                                                    Exhibit 32.2

                  CERTIFICATION OF CHIEF FINANCIAL OFFICER (1)

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the
Sarbanes-Oxley Act of 2002, the following certification is being made to accompany the Registrant's Quarterly Report on Form 10-QSB for the period ended
June 30, 2004;

In connection with the Quarterly Report of Catskill Litigation Trust on Form
10-QSB for the period ended June 30, 2004 as filed with the Securities and
Exchange Commission on the date hereof (the "Report"), I, Paul A. deBary, Acting
Chief Financial Officer of the Catskill Litigation Trust, certify, pursuant to
18 U.S.C. ss. 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of
2002 that to my knowledge:

          (1)  The Report fully complies with the requirements of Section 13(a)
               or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

          (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of
               operations of the Catskill Litigation Trust.

                                          --------------------------------------
                                          Name:   Paul A. deBary
                                          Title:  Acting Chief Financial Officer
                                          Date:   August 17, 2004

          (1)  A signed original of this written statement required by Section
               906 has been provided to Catskill Litigation Trust and will be retained by Catskill Litigation Trust and furnished to the
               Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

                                       17

============================================================================================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 10-QSB
(Mark one)

    /X/  Quarterly  Report under Section 13 or 15(d) of the Securities  Exchange
         Act of 1934

         For the quarterly period ended September 30, 2004

    /_/  Transition Report under Section 13 or 15(d) of the Exchange Act

         For the transition period from __________ to __________

                        Commission file number 333-112603

                            CATSKILL LITIGATION TRUST
                            -------------------------
 (Exact Name of Small Business Issuer as Specified in Its Declaration of Trust)

         DELAWARE                                   16-6547621
------------------------------------    ----------------------------------------
  (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                       C/O CHRISTIANA BANK & TRUST COMPANY
                                1314 King Street
                           Wilmington, Delaware 19801
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (302) 888-7400
--------------------------------------------------------------------------------
                (Issuer's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

     Check  whether  the issuer (1) filed all  reports  required  to be filed by
Section 13 or 15(d) of the  Exchange  Act during the past 12 months (or for such shorter  period  that  Catskill  Litigation  Trust  was  required  to file  such reports),  and (2) has been subject to such filing  requirements for the past 90
days. Yes /X/   No  /_/

As of November 12, 2004, 22,702,896 Units of beneficial interest were outstanding.

    Transitional Small Business Disclosure Format (check one): Yes /_/ No /X/

================================================================================

                            CATSKILL LITIGATION TRUST

                                   FORM 10-QSB

                                      INDEX

PART I - FINANCIAL INFORMATION                                                     Page

     ITEM 1. CONDENSED FINANCIAL STATEMENTS

     Condensed Balance Sheet as of September 30, 2004 (unaudited)                  3

     Condensed Statements of Operations for the three months ended September 30,
     2004 and for the period  January 12, 2004 (Date of  Inception) to September
     30, 2004 (unaudited)                                                          4

     Condensed Statement of Cash Flows for the period January 12, 2004
     (Date of Inception) to September 30, 2004 (unaudited)                         5

     Notes to Condensed Financial Statements                                       6-8

     ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS
     OR PLAN OF OPERATION                                                          9-11

     ITEM 3.  CONTROLS AND PROCEDURES                                              11

PART II - OTHER INFORMATION

     ITEM 1.  LEGAL PROCEEDINGS                                                    12

     ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K                                     12-13

SIGNATURES                                                                         14

                                       2

                         PART I - FINANCIAL INFORMATION

ITEM 1.     FINANCIAL STATEMENTS

                               CATSKILL LITIGATION TRUST
                                CONDENSED BALANCE SHEET
                                   September 30, 2004
                                      (Unaudited)

ASSETS
   Current Assets
         Cash                                                       $68,948
                                                                 ----------
   Total Current Assets                                              68,948
                                                                 ----------
TOTAL ASSETS                                                        $68,948
                                                                 ==========
LIABILITIES AND TRUST DEFICIENCY
      Current Liabilities
           Accrued legal and administrative expenses                $75,000
           Accounts payable                                          41,375
           Line of credit-related party                             250,000
                                                                 ----------
      Total Current Liabilities                                     366,375
Trust Deficiency
            Units of Beneficial Interest: authorized
            22,702,896; issued and outstanding 22,702,896             6,866
            Accumulated deficit                                   (304,293)
                                                                 ----------
      Total Trust Deficiency                                      (297,427)
                                                                 ----------
TOTAL LIABILITIES AND TRUST DEFICIENCY                              $68,948
                                                                 ==========

   The accompanying notes are an integral part of these financial statements.

                                       3

                                           CATSKILL LITIGATION TRUST
                                      CONDENSED STATEMENTS OF OPERATIONS
                                                  (Unaudited)

                                                    Three months ended        January 12, 2004 (Date of Inception) to
                                                    September 30, 2004                 September 30, 2004
                                                    -----------------------------------------------------------------

General and Administrative Expenses:
Litigation Trustee Fees                             $     30,000                                        $     86,130
Administrative Trustee Fees                                1,500                                               9,000
Consulting Fees                                            6,090                                              14,233
Legal Fees                                                75,336                                             168,333
Accounting Fees                                            7,870                                              17,140
Interest Expense                                           3,438                                               6,866
Other                                                      1,167                                               3,083
                                                    -----------------------------------------------------------------
Total General and Administrative Expenses                125,401                                             304,785
Other Income                                                 217                                                 492
                                                    -----------------------------------------------------------------
Net Loss                                            ($   125,184)                                       ($   304,293)
                                                    =================================================================
Loss per unit outstanding                                  (0.01)                                              (0.01)
                                                    =================================================================
Weighted average units outstanding                    22,702,896                                          22,702,896
                                                    =================================================================

   The accompanying notes are an integral part of these financial statements.

                                       4

                                       CATSKILL LITIGATION TRUST
                                   CONDENSED STATEMENT OF CASH FLOWS
                        For the period January 12, 2004 (Date of Inception) to
                                          September 30, 2004
                                              (Unaudited)

OPERATING ACTIVITIES
Net Loss                                                                               ($304,293)
   Adjustments to reconcile net loss to net cash used in operations:
      Imputed interest expense                                                              6,866
      Increase in accounts payable                                                         41,375
      Increase in accrued legal and administrative expenses                                75,000
                                                                                       ----------
Net cash used in operating activities                                                   (181,052)

Cash flow from financing activities
      Increase in line of credit-related party                                            250,000
                                                                                       -----------

Net increase in cash                                                                       68,948
                                                                                       -----------
Cash-beginning of period                                                                      ---
                                                                                       -----------
Cash-end of period                                                                        $68,948
                                                                                       -----------

   The accompanying notes are an integral part of these financial statements.

                                       5

                            CATSKILL LITIGATION TRUST

     Notes to Condensed Financial Statements--September 30, 2004 (Unaudited)

NOTE 1 - THE TRUST

         The  Catskill  Litigation  Trust is a  Delaware  statutory  trust  (the
         "Litigation Trust") formed by Empire Resorts,  Inc. ("Empire Resorts"),
         Monticello  Raceway  Management,  Inc.,  ("MRMI"),   Monticello  Casino
         Management,  L.L.C.,  Monticello Raceway  Development  Company,  L.L.C.
         ("MRDC") and Mohawk Management, L.L.C. ("Mohawk"). On January 12, 2004,
         22,702,896 units of beneficial  interest were issued to the members and stockholders of those entities. At that time, Empire Resorts,  Catskill
         Development,  L.L.C.  ("Catskill"),  MRMI, Mohawk, Joseph E. Bernstein,
         Paul A. deBary (Messrs.  Bernstein and deBary are hereinafter  referred to as the "Litigation  Trustees") and Christiana Bank and Trust Company
         (the "Administrative Trustee") entered into the Declaration of Trust of
         Catskill Litigation Trust (the "Declaration of Trust").

         In the Declaration of Trust, Catskill,  MRDC and Mohawk assigned to the
         Litigation Trust all of their claims under or related to the alienation and frustration of their agreements and business relations with the St.
         Regis Mohawk Tribe and their rights to any judgment or settlement  that may arise from any  litigation  relating  to two  litigations  entitled
         Catskill  Development,  L.L.C., Mohawk Management L.L.C. and Monticello
         Raceway   Development   Company   L.L.C.,   Plaintiffs  v.  Park  Place
         Entertainment Corporation,  Defendant and Catskill Development, L.L.C.,
         Mohawk  Management,  L.L.C.,  Monticello Raceway  Development  Company,
         L.L.C., Plaintiffs v. Gary Melius, Ivan Kaufman, Walter Horn, President
         R.C. - St. Regis Management  Company,  et al,  Defendants  (hereinafter referred  to as  the  "Litigation").  If at  any  time  the  Litigation
         Trustees determine,  in their absolute  discretion,  that the assets of the Litigation Trust are not sufficient to justify its continuance, the
         Litigation  Trustees are authorized to terminate the Litigation  Trust.
         In addition,  the Litigation Trust is to terminate on the date that all litigation  has been fully  prosecuted to final  judgment or dismissal, including  all  appeals,  and all  Litigation  Trust  assets  have been distributed to the Litigation Trust's beneficiaries.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation
         ---------------------

         These condensed  financial  statements have been prepared in accordance with accounting  principles for interim financial  statements generally accepted in the United States of America, and with Form 10-QSB and Item
         310  of  Regulation  SB of  the  Securities  and  Exchange  Commission.
         Accordingly,  they do not contain  all the  information  and  footnotes required  by  accounting  principles  generally  accepted in the United
         States of America for annual  financial  statements.  In the opinion of
         the  Litigation   Trustees,   the  accompanying   condensed   financial
         statements  contain all the adjustments  necessary  (consisting only of normal  recurring  accruals) to make the  financial  statements  of the
         Litigation Trust not misleading.

         Operating  results for the period  January 12, 2004 (date of inception)
         to September  30, 2004 are not  necessarily  indicative  of the results that  would be  expected  for the  period  January  12,  2004  (date of inception) to December 31, 2004. For further information,  refer to the

                                       6

         financial  statement as of January 12, 2004 and the  footnotes  related thereto contained in the Litigation Trust's Form S-1 filed on April 22,
         2004 with the Securities and Exchange Commission.

         Use of Estimates in the Financial Statements
         --------------------------------------------

         The  preparation of financial  statements in conformity with accounting principles  generally accepted in the United States of America requires the Litigation  Trustees to make estimates and assumptions  that affect the  reported  amounts  of assets and  liabilities  and  disclosure  of contingent  assets  and  liabilities  at  the  date  of  the  financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes
         ------------

         For federal income tax purposes,  the Litigation  Trust is treated as a grantor trust.  Under the grantor trust rules, each holder of a unit of beneficial  interest is treated as the owner of his or her share of the
         Litigation  Trust's  assets.  The treatment of income and expense items under accounting  principles generally accepted in the United States of
         America  may differ  from the tax  treatment  of such  items.  Expenses incurred by the Litigation Trust will be capitalized for tax purposes.

NOTE 3 - LINE OF CREDIT-RELATED PARTY

         Empire Resorts, a related party, has provided the Litigation Trust with a line of credit of up to $2,500,000. The line of credit can be used to
         pay  all  expenses  of  the  Litigation   Trust   permitted  under  the
         Declaration of Trust,  including but not limited to  professional  fees and  the  fees  and  expenses  of  the  Litigation  and  Administrative
         Trustees.  The line of  credit  is  non-interest  bearing  and is to be repaid from any amounts received from litigation settlements or awards.
         The line of  credit  expires  upon the  termination  of the  Litigation
         Trust.

         On April 1, 2004, $250,000 was drawn against the line of credit.

         The  Litigation  Trust  imputed  interest on the  borrowings  at Empire
         Resorts'  borrowing  rate  (5.50%  per annum at  September  30,  2004).
         Interest  expense for the three months ended September 30, 2004 and for the period  January 12, 2004 (date of  inception) to September 30, 2004 amounted to $3,438 and $6,866, respectively, and was deemed contributed capital to the Litigation Trust.

NOTE 4 - DISTRIBUTIONS

         The  distribution  of any net proceeds from  litigation  settlements or awards,  after  amounts  are  applied to cover all  current or expected expenses of the Litigation  Trust, is to be made at the sole discretion of the Litigation Trustees and will be distributed as follows:

         First:  To  pay  the  Litigation   Trustees  their  fees  arising  from
         litigation settlements or awards. (See Note 5)

         Second: To reimburse $7,500,000 to Empire Resorts for expenses incurred in  connection  with  the  Litigation  prior  to the  formation  of the
         Litigation Trust and, in addition,  to repay Empire Resorts any amounts outstanding under the line of credit.

                                       7

         Third: If any amount remains after the above requirements are met, such amount  remaining  is to be  divided  among  the  beneficiaries  of the
         Litigation  Trust in proportion  to their  ownership of Units as of the date the distribution is made.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

         Compensation of Litigation Trustees
         -----------------------------------

         Each of the two Litigation  Trustees is entitled to annual compensation of $60,000 plus  reimbursement  of expenses  incurred  carrying out the purpose of the Litigation Trust. In addition, one litigation trustee is entitled  to 4%,  and the other 1%, of any  litigation  settlements  or awards.

         Compensation of the Administrative Trustee
         ------------------------------------------

         The  Administrative  Trustee is  entitled  to a $5,000  acceptance  fee
         (which  includes  the  first  month  administrative  fee) and a monthly administrative fee of $500. In addition,  the Administrative Trustee is entitled  to a custody  fee on certain  cash  balances  and  marketable securities of .5% per annum on the first  $10,000,000 of fair value and
         3% on the excess and reimbursement for certain fees and expenses.

         Expenses Paid Prior to the Formation of the Litigation Trust
         ------------------------------------------------------------

         As  discussed  in Note 4, the  Litigation  Trust is obligated to pay to
         Empire  Resorts  up to  $7,500,000.  This  amount  represents  expenses incurred prior to the formation of the Litigation  Trust. The amount is payable solely from the proceeds of litigation settlements or awards.

         Repayments of Amounts Drawn Under the Line of Credit-Related Party
         ------------------------------------------------------------------

         As  discussed  in Note 3, the  expenses  of the  Litigation  Trust  are expected to be paid from draws under the line of credit.  Amounts drawn under the line of credit  are to be repaid  from any  amounts  received from litigation settlements or awards.

NOTE 6 - CERTAIN RELATIONSHIPS

         The Litigation  Trustees are both currently  members of Empire Resorts'
         Board of Directors.

                                       8

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

         This Report on Form 10-QSB contains "forward-looking statements" within the  meaning  of  Section  27A of the  Securities  Act  and  Section  21E of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than  statements of historical  facts  included in this Report,  including without  limitation,  the statements under "General," and "Liquidity and Capital
Resources,"  are  forward-looking  statements.  All subsequent  written and oral forward-looking  statements  attributable  to the  Litigation  Trust or  persons acting on its behalf are expressly qualified in their entirety by the cautionary statements.

         The  following  discussions  should  be read in  conjunction  with  our
financial   statements  and  the  related  notes  thereto  and  other  financial information  appearing  elsewhere  in  this  report.  The  following  discussion contains  forward-looking  statements that involve risks and uncertainties.  Our
actual  results  could  differ   materially   from  those   anticipated  in  the
forward-looking  statements  as a result of  various  factors,  including  those discussed elsewhere in this report.

General

         We are a statutory  trust created under Delaware law. Our formation was a condition to the  consolidation of Empire Resorts,  Inc.  ("Empire  Resorts"),
Monticello Raceway  Management,  Inc.,  ("MRMI"),  Monticello Casino Management,
L.L.C.  ("MCM"),  Monticello Raceway Development  Company,  L.L.C.  ("MRDC") and
Mohawk Management, L.L.C. ("Mohawk"). Also as a condition to that consolidation, each of Catskill Development,  L.L.C. ("Catskill"),  MRDC, and Mohawk, agreed to assign  to us all of  their  claims  under  or  related  to the  alienation  and frustration of their agreements and business relations with the St. Regis Mohawk
Tribe.  That  assignment  included rights to any proceeds from any settlement or award that may arise from any litigation  relating to that claim. Our litigation claims arise from the efforts of each of Catskill,  MRDC,  and Mohawk to develop with the St. Regis Mohawk Tribe a gaming  casino in  Monticello,  New York.  The plaintiffs  spent  several  years and  substantial  funds to develop  and obtain required  approvals  for the  casino.  Subsequently,  Park  Place  Entertainment
Corporation,  the world's largest gaming corporation and Atlantic City's largest casino  operator,  entered into an agreement  providing for the St. Regis Mohawk
Tribe to commit their future  casino  development  efforts  exclusively  to Park
Place  Entertainment  Corporation.  That  agreement  conflicted  with the Mohawk
Tribe's agreements with Catskill, MRDC and Mohawk.

         There is one lawsuit  presently  pending and one lawsuit  that has been
discontinued.  The  first  lawsuit  is  Catskill  Development,   L.L.C.,  Mohawk
Management,   L.L.C.,  and  Monticello  Raceway  Development  Company,   L.L.C.,
Plaintiffs. v. Park Place Entertainment  Corporation,  Defendant.  (Civil Action
No. 00CIV8660 (CM) (GAY)) (United States District Court Southern District of New
York)  referred to herein as the "PPE case".  This  lawsuit had  initially  been dismissed on a motion for summary  judgment.  However,  those  rulings have been appealed.  In addition,  the trial court vacated the earlier  decision  granting summary  judgment  to Park  Place  Entertainment,  in order to allow  additional discovery  proceedings.  The second  lawsuit is  Catskill  Development,  L.L.C.,
Mohawk Management,  L.L.C., and Monticello Raceway Development Company,  L.L.C.,
Plaintiffs. against Gary Melius, Ivan Kaufman, Walter Horn, President R.C. - St.
Regis Management Company,  et al, Defendants.  (Index No. 891/03) (Supreme Court
of the State of New York County of Sullivan). This lawsuit has been discontinued
under an agreement  that permits it to be refiled at a future date without being barred by the statute of  limitations.  Our purposes are the  prosecution of our litigation  claims through the recovery of any settlement or final judgments and the distribution of the net amount of any such recoveries to our beneficiaries.

                                       9

         The   administration   of  our   Litigation   Trust  will  involve  the
authentication  and payment of fees and expenses for legal and related  services in connection with our litigation  claims,  reporting and regulatory  compliance
and  the   maintenance   of  litigation,   financial  and  unitholder   records.
Administrative expenses are currently estimated to be approximately $200,000 per year, including the fees of the litigation and administrative trustees, auditors and  accountants  and other  support  services.  Legal  fees and other  expenses involved in our  litigation  claims are impossible to predict with any degree of accuracy.  No  assurance  can be given that the amounts  available to us for the payment of such  expenses  under our line of credit will be  sufficient to carry our  litigation  claims through to a successful  conclusion or that  alternative funds will be available for such purpose.

         Our unit  holders  will only be entitled to the net  proceeds  from any settlement or award,  if any, of our litigation  claims after the payment of our expenses, the fees of our litigation trustees, any amounts outstanding under our line of credit and  $7,500,000  to Empire  Resorts  for  reimbursement  of prior expenses incurred in connection with our litigation claims.

RESULTS OF OPERATIONS

For the period January 12, 2004 (date of inception)  through September 30, 2004, we reported a net loss of $304,293.  Included in this net loss are legal fees of
$168,333  (of  which  legal  fees  related  to  litigation  were  $93,333),  and administrative  expenses of $136,452  offset by dividend  income of $492, but no proceeds from any litigation.  For the three months ended September 30, 2004, we reported a net loss of $125,184  compared to a net loss of $64,372 for the three months  ended  June 30,  2004.  Included  in these net  losses are legal fees of
$75,336 and $12,109,  respectively  (of which legal fees  related to  litigation were $336 and $12,109, respectively), and administrative expenses of $50,065 and
$52,539 respectively,  offset by dividend income of $217 and $276, respectively, but no proceeds from any litigation.

The third quarter results reflect accrued legal expenses of $75,000  relating to registration of trust units and other  administrative  items,  but reduced legal fees related to litigation due to lack of activity in our lawsuits. The District
Judge in the PPE case  advised the parties  that,  despite our  arguments to the contrary,  it was  appropriate  to wait for a decision  by the New York Court of
Appeals in another  case before  ruling on the pending  motions in the PPE case.
The Court of Appeals  decision  was received in October and briefs were filed by both parties  concerning  the  relevance of that decision to the case. We cannot estimate  with any certainty how long it may be before any ruling on the pending motions in the PPE case is issued or whether any such ruling will  expedite  the process of reaching a final resolution of the case or not. However,  as a result of this activity in the case, we do expect expenses  related to trial counsel to increase  in the fourth  quarter of 2004 and would also expect  increased  legal fees related to trial or appeal matters in 2005 as compared to 2004.

On June 1, 2004, we filed a Voluntary  Discontinuance and Tolling Agreement with respect to the second  lawsuit.  Since  there are many issues of fact and law in the PPE case  which  relate  to  matters  that  are also at issue in the  second lawsuit,  we believe that,  as long as the right to recommence  the suit without regard to the Statute of Limitations was preserved,  the  discontinuance of this suit was  appropriate  in order to avoid the cost of  maintaining  two  separate lawsuits.

                                       10

LIQUIDITY AND CAPITAL RESOURCES

Empire  Resorts  has  provided  us with an  irrevocable  line of credit of up to
$2,500,000 to provide funds to pay any and all of our expenses  permitted  under the Declaration of Trust.  No interest is payable on amounts  advanced under our line of credit. Amounts outstanding under our line of credit are to be repaid by us from proceeds  received from any  settlement or award in connection  with our litigation  claims after  payment of an amount  necessary to pay our  Litigation
Trustees the fees for their  services as set forth in the  Declaration of Trust.
Repayments  of  amounts  outstanding  under our line of credit  may be made as a whole or in part from time to time at any time without  notice.  We may reborrow any  amounts so repaid.  Our line of credit will remain in full force and effect until our termination.

Empire Resorts is a holding company,  owning all the capital stock or membership interests of certain other  entities.  Empire Resorts is therefore  dependent on these other entities to pay dividends or make distributions in order to generate internal cash flow and to satisfy its  obligations,  including  its  obligations under our line of credit. There can be no assurance,  however,  that these other entities  will  generate  enough  revenue  to pay cash  dividends  or make  cash distributions.  In addition,  these entities may enter into contracts that limit or prohibit their ability to pay dividends or make distributions.

Empire  Resorts  had no net  operating  revenue  during  the  fiscal  year ended
December  31, 2003 or for the six months ended June 30, 2004 and  sustained  net operating losses of approximately  $8.0 and $8.2 million,  respectively,  during such  periods.  Although  Empire  Resorts  significantly  increased its level of operations during the third quarter of 2004, it has yet to demonstrate that such operations can be profitable.  Therefore,  there can be no assurance that Empire
Resorts will have the ability to meet its obligations under our line of credit.

ITEM 3.  CONTROLS AND PROCEDURES

(a) The Litigation  Trust carried out an evaluation,  under the  supervision and with the participation of the Trust's management,  including Joseph E. Bernstein
(acting Chief  Executive  Officer) and Paul A. deBary  (acting  Chief  Financial
Officer),  the Litigation Trust's Litigation  Trustees,  of the effectiveness of the design and  operation of the  Litigation  Trust's  "disclosure  controls and procedures", as such term is defined in Exchange Act Rule 15d-15e, as of the end of the  period  covered by this  report.  Based  upon that  evaluation,  Messrs.
Bernstein  and deBary have  concluded  that the  Litigation  Trust's  disclosure controls and  procedures  were  effective as of the end of the period covered by this report to provide  reasonable  assurance  that  information  required to be disclosed by the Litigation  Trust in reports that it files or submits under the
Exchange Act is recorded,  processed,  summarized  and reported  within the time periods specified in SEC rules and forms.

(b) There have been no significant  changes in the Litigation  Trust's  internal controls or in other  factors  that could  significantly  affect the  Litigation
Trust's  internal  controls  subsequent to the date the Litigation Trust carried out this evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

A control  system,  no matter how well conceived and operated,  can provide only reasonable, not absolute assurance that the objectives of the control system are met. Because of the inherent  limitations in all control systems,  no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected.

                                       11

                                OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

         We are a statutory  trust created under Delaware law. Our formation was a condition to the  consolidation  of Empire  Resorts with MRMI,  MCM, MRDC, and
Mohawk.  Also as a condition to that consolidation,  each of Catskill,  MRDC and
Mohawk,  agreed to  assign to us all of their  claims  under or  related  to the alienation and frustration of their  agreements and business  relations with the
St. Regis Mohawk Tribe. That assignment included rights to any proceeds from any settlement or award that may arise from any  litigation  relating to that claim.
Our  litigation  claims  arise from the  efforts of each of  Catskill,  MRDC and
Mohawk to develop with the St. Regis Mohawk Tribe a gaming casino in Monticello,
New York.  We spent several  years and  substantial  funds to develop and obtain required  approvals  for the  casino.  Subsequently,  Park  Place  Entertainment
Corporation,  the world's largest gaming corporation and Atlantic City's largest casino  operator,  entered into an agreement  providing for the St. Regis Mohawk
Tribe to commit their future  casino  development  efforts  exclusively  to Park
Place  Entertainment  Corporation.  That  agreement  conflicted  with the Mohawk
Tribe's agreements with Catskill MRDC and Mohawk. There is one lawsuit presently pending  and one  lawsuit  that has been  discontinued.  The  first  lawsuit  is
Catskill Development,  L.L.C., Mohawk Management, L.L.C., and Monticello Raceway
Development   Company,   L.L.C.,   Plaintiffs.   v.  Park  Place   Entertainment
Corporation,  Defendant.  (Civil Action No. 00CIV8660  (CM)(GAY)) (United States
District Court Southern  District of New York).  This lawsuit had initially been dismissed on a motion for summary  judgment.  However,  those  rulings have been appealed.  In addition,  the trial court vacated the earlier  decision  granting summary  judgment  to Park  Place  Entertainment,  in order to allow  additional discovery  proceedings.  The second  lawsuit is  Catskill  Development,  L.L.C.,
Mohawk Management,  L.L.C., and Monticello Raceway Development Company,  L.L.C.,
Plaintiffs. against Gary Melius, Ivan Kaufman, Walter Horn, President R.C. - St.
Regis Management Company,  et al, Defendants.  (Index No. 891/03) (Supreme Court
of the State of New York County of Sullivan). This lawsuit has been discontinued
under an agreement  that permits it to be refiled at a future date without being barred by the statute of  limitations.  Our purposes are the  prosecution of our claims now through the recovery of any  settlement  or final  judgments  and the distribution of the net amount of any such recoveries to our beneficiaries.

ITEM 6.  EXHIBITS AND REPORTS ON 8-K

         a:  Exhibits

         *31.1  Certification  of Acting  Chief  Executive  Officer  pursuant to
                Section 302 of the Sarbanes-Oxley Act of 2002.

         *31.2  Certification  of Acting  Chief  Financial  Officer  pursuant to
                Section 302 of the Sarbanes-Oxley Act of 2002.

         *32.1  Certification of the Acting Chief Executive  Officer pursuant to
                18 U.S.C.  Section 1350  adopted  pursuant to Section 906 of the
                Sarbanes-Oxley Act of 2002.

         *32.2  Certification of the Acting Chief Financial  Officer pursuant to
                18 U.S.C.  Section 1350  adopted  pursuant to Section 906 of the
                Sarbanes-Oxley Act of 2002.

         *Filed herewith

                                       12

                                   SIGNATURES

     In  accordance  with  the  requirements  of  the  Exchange  Act,   Catskill
Litigation  Trust  caused  this  report  to be  signed  on  its  behalf  by  the undersigned, thereunto duly authorized.

                                       CATSKILL LITIGATION TRUST
                                       (Registrant)

DATE:  November 12, 2004               By:  /s/ Joseph E. Bernstein
                                            -----------------------------
                                            Joseph E. Bernstein
                                            Litigation Trustee

DATE:  November 12, 2004               By: /s/ Paul A. deBary
                                            -----------------------------
                                             Paul A. deBary
                                             Litigation Trustee

                                       13

                                                                    Exhibit 31.1
                            Section 302 Certification

I, Joseph E. Bernstein, certify that:

1. I have reviewed this quarterly  report on Form 10-QSB of Catskill  Litigation
Trust;

2. Based on my  knowledge,  this  quarterly  report  does not contain any untrue statement of a material fact or omit to state a material fact  necessary to make the statements made, in light of the  circumstances  under which such statements were made, not  misleading  with respect to the period covered by this quarterly report;

3.  Based  on my  knowledge,  the  financial  statements,  and  other  financial information  included  in this annual  report,  fairly  present in all  material respects  the  financial  condition,  results  of  operations  and cash flows of
Catskill  Litigation  Trust  as of,  and  for,  the  periods  presented  in this quarterly report;

4. Catskill Litigation Trust's other certifying officer(s) and I are responsible for establishing and maintaining  disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for Catskill  Litigation Trust and
have:

     a)  designed  such  disclosure  controls  and  procedures,  or caused  such disclosure  controls and  procedures to be designed  under our  supervision,  to
ensure  that  material   information  relating  to  Catskill  Litigation  Trust,
including its  consolidated  subsidiaries,  is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

     b) evaluated the effectiveness of Catskill  Litigation  Trust's  disclosure controls and procedures and presented in this report our  conclusions  about the effectiveness  of the disclosure  controls and procedures,  as of the end of the period covered by this quarterly report based on such evaluation; and

     c) disclosed  in this  quarterly  report any change in Catskill  Litigation
Trust's internal control over financial  reporting that occurred during Catskill
Litigation  Trust's most recent  fiscal  quarter  (Catskill  Litigation  Trust's fourth  fiscal  quarter  in the case of an annual  report)  that has  materially affected,  or is reasonably  likely to materially  affect,  Catskill  Litigation
Trust's internal control over financial reporting.

5. Catskill Litigation Trust's other certifying officer(s) and I have disclosed, based  on  our  most  recent  evaluation  of  internal  control  over  financial reporting,  to Catskill  Litigation  Trust's auditors and the audit committee of
registrant's   board  of  directors  (or  persons   performing   the  equivalent
functions):

     a) all significant  deficiencies  and material  weaknesses in the design or operation of internal  control over  financial  reporting  which are  reasonably likely to  adversely  affect  Catskill  Litigation  Trust's  ability  to record, process, summarize and report financial information; and

     b) any fraud,  whether or not material,  that involves  management or other employees who have a significant  role in Catskill  Litigation  Trust's internal control over financial reporting.

Date:  November 12, 2004
                                           /s/ Joseph E. Bernstein
                                           -------------------------------------
                                           Name:  Joseph E. Bernstein
                                           Title: Acting Chief Executive Officer

                                                                    Exhibit 31.2

                            Section 302 Certification

I, Paul A. deBary, certify that:

1. I have reviewed this quarterly  report on Form 10-QSB of Catskill  Litigation
Trust;

2. Based on my  knowledge,  this  quarterly  report  does not contain any untrue statement of a material fact or omit to state a material fact  necessary to make the statements made, in light of the  circumstances  under which such statements were made, not  misleading  with respect to the period covered by this quarterly report;

3.  Based  on my  knowledge,  the  financial  statements,  and  other  financial information  included  in this annual  report,  fairly  present in all  material respects  the  financial  condition,  results  of  operations  and cash flows of
Catskill  Litigation  Trust  as of,  and  for,  the  periods  presented  in this quarterly report;

4. Catskill Litigation Trust's other certifying officer(s) and I are responsible for establishing and maintaining  disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for Catskill  Litigation Trust and
have:

     a)  designed  such  disclosure  controls  and  procedures,  or caused  such disclosure  controls and  procedures to be designed  under our  supervision,  to
ensure  that  material   information  relating  to  Catskill  Litigation  Trust,
including its  consolidated  subsidiaries,  is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

     b) evaluated the effectiveness of Catskill  Litigation  Trust's  disclosure controls and procedures and presented in this report our  conclusions  about the effectiveness  of the disclosure  controls and procedures,  as of the end of the period covered by this quarterly report based on such evaluation; and

     c) disclosed  in this  quarterly  report any change in Catskill  Litigation
Trust's internal control over financial  reporting that occurred during Catskill
Litigation  Trust's most recent  fiscal  quarter  (Catskill  Litigation  Trust's fourth  fiscal  quarter  in the case of an annual  report)  that has  materially affected,  or is reasonably  likely to materially  affect,  Catskill  Litigation
Trust's internal control over financial reporting.

5. Catskill Litigation Trust's other certifying officer(s) and I have disclosed, based  on  our  most  recent  evaluation  of  internal  control  over  financial reporting,  to Catskill  Litigation  Trust's auditors and the audit committee of
registrant's   board  of  directors  (or  persons   performing   the  equivalent
functions):

     a) all significant  deficiencies  and material  weaknesses in the design or operation of internal  control over  financial  reporting  which are  reasonably likely to  adversely  affect  Catskill  Litigation  Trust's  ability  to record, process, summarize and report financial information; and

     b) any fraud,  whether or not material,  that involves  management or other employees who have a significant  role in Catskill  Litigation  Trust's internal control over financial reporting.

Date:  November 12 , 2004
                                      /s/ Paul A. deBary
                                     -------------------------------------------
                                     Name:   Paul A. deBary
                                     Title:  Acting Chief Financial Officer

Exhibit 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER (1)

Pursuant  to  18  U.S.C.  Section  1350,  as  created  by  Section  906  of  the
Sarbanes-Oxley  Act of  2002,  the  following  certification  is  being  made to accompany  Catskill  Litigation  Trust's Quarterly Report on Form 10-QSB for the
period ended September 30, 2004;

In  connection  with the  Quarterly  Report of  Catskill  Litigation  Trust (the
"Company") on Form 10-QSB for the period ended  September 30, 2004 as filed with the Securities  and Exchange  Commission on the date hereof (the  "Report"),  I,
Joseph E.  Bernstein,  Acting Chief Executive  Officer of the Company,  certify, pursuant  to 18  U.S.C.  ss.  1350,  adopted  pursuant  to  Section  906  of the
Sarbanes-Oxley Act of 2002 that to my knowledge:

     (1)  The Report fully  complies with the  requirements  of Section 13(a) or
          Section 15(d), as applicable,  of the Securities Exchange Act of 1934, as amended; and

     (2)  The  information  contained  in the  Report  fairly  presents,  in all material respects,  the financial  condition and results of operations of the Company.

                                       /s/  Joseph E. Bernstein
                                      -------------------------------
                                      Name:       Joseph E. Bernstein
                                      Title:      Acting Chief Executive Officer
                                      Date:       November 12, 2004

     (1)  A signed  original of this written  statement  required by Section 906 has been provided to Catskill Litigation Trust and will be retained by
          Catskill Litigation Trust and furnished to the Securities and Exchange
          Commission or its staff upon request.

The foregoing  certification  is being  furnished  solely  pursuant to 18 U.S.C.
Section  1350 and is not  being  filed as part of the  Report  or as a  separate disclosure document.

                                                                   Exhibit 32.2

                  CERTIFICATION OF CHIEF FINANCIAL OFFICER (1)

Pursuant  to  18  U.S.C.  Section  1350,  as  created  by  Section  906  of  the
Sarbanes-Oxley  Act of  2002,  the  following  certification  is  being  made to accompany  Catskill  Litigation  Trust's Quarterly Report on Form 10-QSB for the
period ended September 30, 2004;

In connection  with the Quarterly  Report of Catskill  Litigation  Trust on Form
10-QSB for the period ended  September 30, 2004 as filed with the Securities and
Exchange Commission on the date hereof (the "Report"), I, Paul A. deBary, Acting
Chief Financial Officer of the Catskill Litigation Trust,  certify,  pursuant to
18 U.S.C. ss. 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of
2002 that to my knowledge:

     (1)  The Report fully  complies with the  requirements  of Section 13(a) or
          Section 15(d), as applicable,  of the Securities Exchange Act of 1934, as amended; and

     (2)  The  information  contained  in the  Report  fairly  presents,  in all material respects,  the financial  condition and results of operations of the Catskill Litigation Trust.

                                        /s/ Paul A. deBary
                                      -----------------------------------------
                                      Name:       Paul A. deBary
                                      Title:      Acting Chief Financial Officer
                                      Date:       November 12, 2004

     (1)  A signed  original of this written  statement  required by Section 906 has been provided to Catskill Litigation Trust and will be retained by
          Catskill Litigation Trust and furnished to the Securities and Exchange
          Commission or its staff upon request.

The foregoing  certification  is being  furnished  solely  pursuant to 18 U.S.C.
Section  1350 and is not  being  filed as part of the  Report  or as a  separate disclosure document.